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                                                                      Exhibit 12

Circus and Eldorado Joint Venture
Computation of Ratio of Earnings to Fixed Charges
(amounts in thousands)

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
                                                                      Fiscal Years Ended December 31,
                                                      ----------------------------------------------------------------
                                                           1997        1998        1999         2000          2001
                                                           ----        ----        ----         ----          ----
Net income before cumulative effect
     of change in accounting principle                      9,715       9,949      16,083        21,770        21,447

Fixed Charges:
     Interest Expense                                      20,998      18,584      16,172        15,473        13,187
     Rentals representing an interest factor
     (1/3 of operating rental expense)                        193         127         125           161           183
                                                      ----------------------------------------------------------------

Earnings as defined                                        30,906      28,660      32,380        37,404        34,817
                                                      ================================================================

Fixed Charges:
     Interest Expense                                      20,998      18,584      16,172        15,473        13,187
     Rentals representing an interest factor
     (1/3 of operating rental expense)                        193         127         125           161           183
                                                      ----------------------------------------------------------------

Fixed Charges as defined                                   21,191      18,711      16,297        15,634        13,370
                                                      ================================================================

Ratio of Earnings to Fixed Charges                            1.5         1.5         2.0           2.4           2.6
                                                      ================================================================
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